EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Markit Ltd. of our report dated March 13, 2014 relating to the financial statements of Markit Group Holdings Limited, which appears in the Registration Statement on Form F-1 (No. 333-195687) of Markit Ltd.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
June 18, 2014